Exhibit 10.5

First Amendment To Credit Agreement, Limited Waiver And Consent

This First Amendment to Credit Agreement, Limited Waiver and Consent (herein, this “Amendment”) is entered into as of December 15, 2016, by and among Limbach Facility Services LLC, a Delaware limited liability company (the “Borrower”), Limbach Holdings LLC, a Delaware limited liability company (the “Parent”), the other Guarantors party hereto, the Lenders party hereto, and Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and L/C Issuer.

Recitals:

A.          The Borrower, the Parent, the other Guarantors party thereto, the Lenders party thereto, and the Administrative Agent are party to a Credit Agreement dated as of July 20, 2016 (as amended, modified, restated, or supplemented from time to time, the “Credit Agreement”).

B.           The Borrower has advised the Administrative Agent and the Lenders that, on or prior to December 31, 2016, the Borrower intends to prepay all outstanding Mezzanine Subordinated Debt that is subject to the Mezzanine Subordination Agreement (which amount is $13,078,000), plus accrued interest thereon and any prepayment premium payable in connection therewith (the “Proposed Prepayment”). The Borrower has requested that the Administrative Agent and the Lenders consent to the Proposed Prepayment and waive certain provisions of the Loan Documents to permit the Proposed Prepayment, and the Administrative Agent and the Lenders are willing to do so pursuant to the terms and conditions set forth herein.

C.           The Borrower, the Lenders and the Administrative Agent have also agreed to make certain other amendments to the Credit Agreement on the terms and conditions set forth in this Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.            Incorporation Of Recitals; Defined Terms.

The Borrower and the Guarantors acknowledge that the Recitals set forth above are true and correct. This Amendment shall constitute a Loan Document, and the Recitals shall be construed as part of this Amendment. Each capitalized term used but not otherwise defined herein, including capitalized terms used in the introductory paragraph hereof and the Recitals, has the meaning assigned to it in the Credit Agreement.

Section 2.            Consent To Proposed Prepayment And Limited Waiver.

2.1          Consent. Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Administrative Agent and the Lenders hereby (a) consent to the Proposed Prepayment, and (b) acknowledge that, so long as the Proposed Prepayment complies with Section 2.2 hereof, such payment shall be deemed a Permitted Subordinated Debt Payment (as defined in the Mezzanine Subordination Agreement) under Section 2.2 of the Mezzanine Subordination Agreement and a permitted payment under Section 6.22 of the Credit Agreement.

2.2          Limited Waiver. The Borrower has requested that the Administrative Agent and the Lenders waive any Defaults or Events of Default arising solely from the Proposed Prepayment. Upon satisfaction of the conditions precedent set forth in Section 4 below and subject to the terms hereof, the Administrative Agent and the Lenders party hereto waive any Defaults or Events of Default arising solely from the Proposed Prepayment; provided, however, that the foregoing waiver shall be effective only to the extent that (x) the Proposed Prepayment is made on or prior to December 31, 2016, and (y) the total amount of such Proposed Prepayment does not exceed $13,078,000 plus accrued interest thereon and the applicable Prepayment Premium (as defined in the Mezzanine Loan Agreement) set forth in Section 2.8(a) of the Mezzanine Loan Agreement. The Borrower acknowledges that the waiver under this Section 2.2 is specifically limited to the terms hereof, is a one-time waiver, and shall not be deemed to be a waiver of any Defaults or Events of Default other than those arising solely in respect of the Proposed Prepayment.

2.3          Scope. This limited waiver and consent shall be limited specifically as written herein and shall be solely a consent and waiver as provided herein. This Amendment shall not constitute a consent to any other transactions prohibited by the Credit Agreement, the Mezzanine Subordination Agreement or any other Loan Document, nor shall this Section 2 be a waiver or modification of any other term, provision, or condition of the Credit Agreement, the Mezzanine Subordination Agreement or any other Loan Document.

Section 3.            Amendments to Credit Agreement.

Upon satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be and hereby is amended as follows:

3.1           The definition of the term “EBITDA” set forth in Section 1.1 of the Credit Agreement is amended to (i) delete the word “and” at the end of clause (e), (ii) remove the semicolon at the end of clause (f) and add “, and” in lieu thereof, and (iii) add a new clause (g) immediately thereafter and before the proviso at the end of such definition to read in its entirety as follows:

(g) the Prepayment Premium (as defined in the Mezzanine Loan Agreement) to the extent paid during such period in connection with the 2016 Mezzanine Subordinated Debt Prepayment, in an aggregate amount not to exceed $2,400,000 during the term of this Agreement;

3.2           Section 1.1 of the Credit Agreement is further amended to add the following new defined terms in their appropriate alphabetical position, which new defined terms shall read as follows:

“2016 Mezzanine Subordinated Debt Prepayment” means, on or prior to December 31, 2016, a single, voluntary prepayment of all outstanding Mezzanine Subordinated Debt in an amount not to exceed $13,078,000 plus accrued interest thereon and the Prepayment Premium (as defined in the Mezzanine Loan Agreement); provided that such prepayment, accrued interest and Prepayment Premium shall be paid solely with Net Cash Proceeds of the 2016 Permitted Equity Issuance.

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“2016 Permitted Equity Issuance” means, on or prior to December 31, 2016, the issuance by Limbach, Inc. of new Ownership Interests in an amount not to exceed $15,500,000 in the aggregate (with the value of such issuance determined as of the date of such issuance), the Net Cash Proceeds of which shall be used by Limbach, Inc. to make a cash equity contribution to the Parent, and the Parent shall in turn make a cash equity contribution to the Borrower, which shall be used solely to make the 2016 Mezzanine Subordinated Debt Prepayment.

3.3          Clause (b) of Section 6.22 of the Credit Agreement is amended and restated in its entirety to read as follows:

(b) make any voluntary prepayment of Subordinated Debt or effect any voluntary redemption thereof; provided, that the Loan Parties shall be permitted to make the 2016 Mezzanine Subordinated Debt Prepayment, or

3.4           Section 6.24 of the Credit Agreement is amended by inserting the following proviso at the end of such section to read in its entirety as follows:

; provided that this Section 6.24 shall cease to be effective at all times after the 2016 Mezzanine Subordinated Debt Prepayment is made.

Section 4.            CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

4.1           The Borrower, the Guarantors, the Lenders and the Administrative Agent shall have executed and delivered this Amendment.

4.2           Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Section 5.            Affirmation of Guarantors.

Each Guarantor hereby confirms that, after giving effect to this Amendment, each Loan Document to which such Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The Borrower and each Guarantor acknowledge and agree that (a) nothing in the Credit Agreement, this Amendment, or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement, and (b) the Lenders are relying on the assurances provided in this Section in entering into this Amendment and maintaining credit outstanding to the Borrower.

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Section 6.             Acknowledgement of Liens.

The Borrower and the Guarantors hereby acknowledge, confirm and agree that the Administrative Agent has a valid, enforceable and perfected first-priority lien upon and security interest in the Collateral granted to the Administrative Agent pursuant to the Loan Documents (subject only to Permitted Liens), and nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for thereby as to the indebtedness, obligations, and liabilities which would be secured thereby prior to giving effect to this Amendment.

Section 7.             Representations and Warranties of Borrower and Guarantors.

To induce the Administrative Agent, the Lenders and the L/C Issuer to enter into this Amendment, the Borrower and the Guarantors hereby represent and warrant to the Administrative Agent, the Lenders and the L/C Issuer that, as of the date hereof, (a) after giving effect to this Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement and in the other Loan Documents, including this Amendment, are and shall remain true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects), except to the extent the same expressly relate to an earlier date (and in such case shall be true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date), (b) no Default or Event of Default exists or shall result after giving effect to this Amendment, and (c) the Borrower and each Guarantor has the power and authority to execute, deliver, and perform this Amendment and have taken all necessary action to authorize their execution, delivery, and performance of this Amendment.

Section 8.             Miscellaneous.

8.1           This Amendment shall be binding on and shall inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Lenders, and the L/C Issuer, and their respective successors and assigns. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the Borrower, the Guarantors, the Administrative Agent, the Lenders, and the L/C Issuer with respect to the transactions contemplated hereby, and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

8.2           This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof. Except as specifically waived and amended hereby, all of the terms and conditions set forth in the Credit Agreement shall stand and remain unchanged and in full force and effect.

8.3           Section and sub-section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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8.4           Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

8.5           Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the Loan Documents, the provision contained in this Amendment shall govern and control.

8.6           This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

8.7           The provisions contained in Sections 10.14 (Governing Law; Jurisdiction; Etc.) and 10.20 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Amendment rather than the Credit Agreement.

[Signature Pages to Follow]

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In Witness Whereof, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first set forth above.

“Borrower”

Limbach Facility Services LLC

By:	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: EVP / CFO

[Signature Page to First Amendment to Credit Agreement, Limited Waiver and Consent]

“Guarantors”

Limbach Holdings LLC

By:	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: EVP / CFO

Limbach Company LLC

By:	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: EVP / CFO

Harper Limbach LLC

By:	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: EVP / CFO

Limbach Company LP

By:	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: EVP / CFO

Harper Limbach Construction LLC

By:	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: EVP / CFO

[Signature Page to First Amendment to Credit Agreement, Limited Waiver and Consent]

“Lenders”

Fifth Third Bank, an Ohio banking corporation, as a Lender, as L/C Issuer, and as Administrative Agent

By:	/s/ Joann L. Holman
Name: Joann L. Holman
Title: Senior Vice President

[Signature Page to First Amendment to Credit Agreement, Limited Waiver and Consent]

The PrivateBank and Trust Company, as a Lender

By:	/s/ David L. Sauerman
Name: David L. Sauerman
Title: Managing Director

[Signature Page to First Amendment to Credit Agreement, Limited Waiver and Consent]

Wheaton Bank & Trust Company, as a Lender

By:	/s/ Christopher Van Tassel
Name: Christopher Van Tassel
Title: Vice President

[Signature Page to First Amendment to Credit Agreement, Limited Waiver and Consent]

Citizens Bank of Pennsylvania, as a Lender

By:	/s/ John J. Ligday, Jr.
Name: John J. Ligday, Jr.
Title: Senior Vice President

[Signature Page to First Amendment to Credit Agreement, Limited Waiver and Consent]